Exhibit 21

Subsidiaries of the Company

The following is a list of subsidiaries as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Name of Company	State or Other Jurisdiction of Incorporation
Acushnet Company	Delaware
Acushnet Lionscore, Ltd.	Cayman Islands
Acushnet Foot Joy (Thailand) Limited	Thailand
Acushnet International Inc.	Delaware
Acushnet Australia Pty. Ltd.	Australia
Acushnet Canada Inc.	Canada
Acushnet Europe Ltd.	England
Acushnet Nederland B.V.	The Netherlands
Acushnet Japan, Inc.	Delaware
Acushnet Netherlands Manufacturing B.V.	The Netherlands
Acushnet Netherland Services B.V.	The Netherlands
Acushnet Titleist (Thailand) Limited	Thailand
Acushnet New Zealand Limited	New Zealand
Acushnet Singapore Pte Ltd.	Singapore
Acushnet Titleist Manufacturing LLC	Delaware
Cobra Golf Incorporated	Delaware
Webb Acquisition Co.	Delaware
Fortune Brands Finance Canada Ltd.	Ontario, Canada
Fortune Brands Finance UK p.l.c.	England
Fortune Brands Home & Security LLC	Delaware
Fortune Brands Storage & Security LLC	Delaware
Master Lock Company LLC	Delaware
ALC Holding Company	Delaware
American Lock Company	Delaware
Master Lock Canada, Inc./Serrures Master Lock Canada, Inc.	Canada
Master Lock Mexicana, S.A. de C.V.	Mexico
Master Lock de Nogales, S.A. de C.V.	Mexico
Master Lock Europe, S.A.S.	France
Waterloo Industries, Inc.	Delaware
Waterloo de Nogales, S.A. de C.V.	Mexico
MasterBrand Cabinets, Inc.	Delaware
MasterBrand Industries Foreign Sales Corp.	Barbados
NHB Industries Limited	Canada
Omega Cabinets, Ltd.	Delaware
Bulrad Illinois, Inc.	Illinois
KC/MBC Holdings Co.	Delaware
KCMB Nova Scotia Corp.	Nova Scotia, Canada
KC Manitoba Ltd.	Canada
Kitchen Craft of Canada	Canada
MBC IP Company	Delaware
Omega IP Company	Delaware
Panther Transport, Inc.	Iowa

Moen Incorporated	Delaware
Moen China, Limited	Hong Kong
Moen (Shanghai) Kitchen & Bath Products Co., Ltd.	China
Moen Guangzhou Faucet Co., Ltd.	China
Moen, Inc.	Ontario, Canada
Simonton Holdings, Inc.	Delaware
Dixie Pacific Manufacturing LLC	Alabama
Fypon, Ltd.	Ohio
Hy-Lite Products, Inc.	West Virginia
Simex, Inc.	West Virginia
Simonton Building Products, Inc.	West Virginia
Simonton Industries, Inc.	California
Simonton Windows, Inc.	West Virginia
Therma-Tru Corp.	Ohio
Beam Global Spirits & Wine, Inc.	Delaware
ADL Finance 2 ULC	Alberta, Canada
Alberta Distillers Limited	Alberta, Canada
Beam Global Canada Inc.	Canada
Bourbon Warehouse Receipts, Inc.	Delaware
ADL Finance 1 LTD	Alberta, Canada
Bourbon Warehouse Netherlands B.V.	Netherlands
Beam Global Netherlands B.V.	Netherlands
Cruzan Viril Ltd.	US Virgin Islands
Viril Acquisition Inc.	US Virgin Islands
Beam Global Australia Pty. Ltd.	Australia
Maxxium Cyprus Ltd.	Cyprus
Denview Ltd.	Russia
Maxxium Hong Kong Ltd.	China
Beam Global (NZ) Limited	New Zealand
Beam Global Philippines Inc.	Philippines
Maxxium Shanghai LTD	China
Beam Global Asia Pte. Ltd.	Singapore
Jim Beam Brands Netherlands B.V.	Netherlands
Maxxium Worldwide B.V.	Netherlands
BWR Canada LLC	Delaware
Jim Beam Brands Co.	Delaware
Beam Global Spirits & Wine Europe S.á.r.l.	Luxembourg
Fulham Beam Global Spirits & Wine Management GmbH	Germany
Beam Global Spirits & Wine Deutschland (Holdings) GmbH	Germany
Beam Global Deutschland GmbH	Germany
Beam Global Operations Deutschland GmbH	Germany
Beam Global Spirits & Wine UK (Holdings) Limited	England
Beam Global UK Limited	England
Maxxium UK Ltd.	Scotland
Maxxium Travel Retail Limited	Scotland
Beam Global Spirits & Wine Holdings Spain S.L.	Spain
Beam Global España S.A.	Spain
Beam Global Holdings, S.L.	Spain
Beam Global Spirits de Mexico, S. de R.L. de C.V.	Mexico
Beam Global Holdings Mexico, S. de R.L. de C.V.	Mexico
Tequila Sauza, S de RL de CV	Mexico
Promocion y Fomento de Agave S. de R.L. de C.V.	Mexico
Productora y Distribuidora de Agave S. de R.L. de C.V.	Mexico
Cogen Eresma S.L.	Spain

Maxxium Espana SL	Spain
Fulham Acquisition LLC	Delaware
Beam Spirits and Wines Mauritius	Mauritius
Beam Global Spirits & Wine (India) Private Limited	India
Fortune Brands International Holdings (France) EURL	France
Courvoisier S.A.S.	France
SICA des Baronnnies de Jarnac S.A.C.V.	France
REVICO S.N.C.	France
L. de Salgnac & Cie S.A.S.	France
Maker’s Mark Distillery, Inc.	Kentucky
JBB Fund F Co., Inc.	Delaware
Jim Beam Brands Canada, LP	New Brunswick, Canada
John de Kuyper & Son, Incorporated	Delaware
1700 Insurance Company Ltd.	Bermuda

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